Exhibit 10.12

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is entered into as of this 21st day of May, 2009, by and between BMR-530 FAIRVIEW AVENUE LLC, a Delaware limited liability company (“Landlord”), and NANOSTRING TECHNOLOGIES, INC. (“Tenant”).

RECITALS

A. WHEREAS, Landlord and Tenant entered into that certain Lease dated as of October 19, 2007 (as the same may have been amended, supplemented or otherwise modified from time to time, the “Lease”), whereby Tenant leases certain premises (the “Premises”) from Landlord at 530 Fairview Avenue in Seattle, Washington (the “Building”); and

B. WHEREAS, Landlord and Tenant desire to modify and amend the Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1. Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein. The Lease, as amended by this Amendment, shall be referred to herein as the “Amended Lease.”

2. Sales Tax.

a. Retail sales tax otherwise applicable to portions of construction of the Building and Tenant Improvements and other improvements made or requested by Tenant may be eligible for deferral pursuant to RCW 82.63 (the “Sales Tax Deferral”) as a result of the uses of the Premises intended by Tenant. Landlord shall make application with the Washington State Department of Revenue (the “State”) for the Sales Tax Deferral with respect to work to be performed and paid for by Landlord pursuant to the Amended Lease. When the State has determined the final amount of the sales tax which Landlord may defer pursuant to the Sales Tax Deferral Program, Landlord will provide Tenant with written notice of such amount.

b. Tenant agrees if a subsequent audit by the State determines that (a) because Tenant’s use of the Premises has changed or (b) for any other reason, any of the sales tax previously deferred pursuant to the Sales Tax Deferral is now due and owing to the State, then Tenant shall pay to Landlord, within ten (10) days following the date Landlord notifies Tenant of any such determination by the State, an amount equal to the amount required to be paid to the State, including any penalties and interest due to the State; provided that Tenant may conduct a good faith contest of any such determination by the State in accordance with appropriate administrative procedures so long as payment of the amount claimed by the State is stayed during the conduct of the contest. If Tenant desires to dispute the amount claimed by the

State to be due but payment of such amount is not stayed during the conduct of the proceedings, Tenant shall pay the amount due but at Tenant’s request, Landlord shall pay the amount claimed by the State under protest.

c. Landlord shall reasonably cooperate with and assist Tenant in any challenges or audits to the Sales Tax Deferral benefit. Landlord shall promptly notify Tenant of any such action of which Landlord becomes aware, and shall promptly forward any correspondence regarding any such challenge or audit. Tenant shall have the right to contest or review on its own behalf (but not on Landlord’s behalf) any proceedings regarding the Sales Tax Deferral benefit that may be instituted, either before, during or after the Term of the Amended Lease. Landlord shall, on a timely basis, execute all necessary instruments in connection with any such protest, appeal or other proceedings, at no cost to Landlord. If any proceeding may only be instituted and maintained by Landlord, then Landlord shall do so at Tenant’s cost upon the request of Tenant, unless Landlord reasonably objects.

3. Back-Up Generator. Landlord will install a back-up generator in the basement of the Building and connect the Generator to the Premises’ existing emergency electrical panel (the “Generator”). Tenant shall be entitled to use up to twenty kilowatts of power from the Generator on a non-exclusive basis with other Tenants in the Building. The cost of maintaining, repairing and replacing the Generator shall constitute Operating Expenses. Landlord shall remove the generator installed by Tenant on the roof of the Building within thirty (30) days after the Generator becomes operational and deliver the same to the Building loading dock. Tenant shall promptly remove the Generator from the loading dock and the Project. Tenant shall have no right to place additional generators at the Project, unless agreed to in advance in writing by Landlord. Landlord expressly disclaims any warranties with regard to the Generator or the installation thereof, including, without limitation, any warranty of merchantability or fitness for a particular purpose. Landlord shall maintain the Generator in good working condition, but shall not shall not be liable for any failure to make any repairs or to perform any maintenance that is an obligation of Landlord unless such failure shall persist for an unreasonable time after Tenant provides Landlord with written notice of the need of such repairs or maintenance. The provisions of Section 17.2 of the Lease shall apply to the Generator.

4. Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment other than Landlord’s Broker and Tenant’s Broker, and agrees to indemnify, defend and hold Landlord harmless from any and all cost or liability for compensation claimed by any other broker or agent employed or engaged by it or claiming to have been employed or engaged by it.

5. Effect of Amendment. Except as modified by this Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns. In the event of any conflict between the terms contained in this Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties. From and after the date hereof, the term “Lease” as used in the Lease shall mean the Lease, as modified by this Amendment.

2

6. Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference.

7. Counterparts. This Amendment may be executed in one or more counterparts that, when taken together, shall constitute one original.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

3

IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands as of the date and year first above written, and acknowledge that they possess the requisite authority to enter into this transaction and to execute this Amendment.

LANDLORD:

BMR-530 FAIRVIEW AVENUE LLC, a Delaware limited liability company

By:	/s/ Kevin M. Simonsen
Name:	Kevin M. Simonsen
Title:	VP, Real Estate Counsel

TENANT:

NANOSTRING TECHNOLOGIES, INC., a Delaware corporation

By:	/s/ Wayne Burns
Name:	Wayne Burns
Title:	Chief Financial Officer

ACKNOWLEDGEMENT

STATE OF CA	§
§
COUNTY OF San Diego	§

On May 30, 2009, before me, a Notary Public in and for said state, personally appeared Kevin Simonsen, personally know to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledge to me that he executed the same in his authorized capacity, in that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Christy Bartlett
, Notary Public

See attached notary certificate—CdB

ACKNOWLEDGEMENT

STATE OF WA	§
§
COUNTY OF King	§

On May 21, 2009, before me, a Notary Public in and for said state, personally appeared Wayne Burns, personally know to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledge to me that he executed the same in his authorized capacity, in that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Susan Van Den Ameele
Susan Van Den Ameele, Notary Public

CALIFORNIA ALL-PURPOSE CERTIFICATE OF ACKNOWLEDGMENT

State of California

County of San Diego

On May 29, 2009 before me, Christy Bartlett, Notary Public,
(Here insert name and title of the officer)

personally appeared Keith M. Simonsen,

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

[signature]

Signature of Notary Public

CHRISTY D. BARTLETT
COMM. #1614771
NOTARY PUBLIC • CALIFORNIA
SAN DIEGO COUNTY
Commission Expires Nov 16, 2009

(Notary Seal)

ADDITIONAL OPTIONAL INFORMATION

DESCRIPTION OF THE ATTACHED DOCUMENT

(Title or description of attached document)

(Title or description of attached document continued)

Number of Pages _____ Document Date_________

(Additional information)

CAPACITY CLAIMED BY THE SIGNER

- ☐ Individual (s)
- ☐ Corporate Officer

(Title)

- ☐ Partner(s)
- ☐ Attorney-in-Fact
- ☐ Trustee(s)
- ☐ Other ______________

INSTRUCTIONS FOR COMPLETING THIS FORM

Any acknowledgment completed in California must contain verbiage exactly as appears above in the notary section or a separate acknowledgment form must be properly completed and attached to that document. The only exception is if a document is to be recorded outside of California. In such instances, any alternative acknowledgment verbiage as may be printed on such a document so long as the verbiage does not require the notary to do something that is illegal for a notary in California (i.e. certifying the authorized capacity of the signer). Please check the document carefully for proper notarial wording and attach this form if required.

- State and County information must be the State and County where the document signer(s) personally appeared before the notary public for acknowledgment.
- Date of notarization must be the date that the signer(s) personally appeared which must also be the same date the acknowledgment is completed.
- The notary public must print his or her name as it appears within his or her commission followed by a comma and then your title (notary public).
- Print the name(s) of document signer(s) who personally appear at the time of notarization.
- Indicate the correct singular or plural forms by crossing off incorrect forms (i.e. ~~he/she/they~~, is /~~are~~) or circling the correct forms. Failure to correctly indicate this information may lead to rejection of document recording.
- The notary seal impression must be clear and photographically reproducible. Impression must not cover text or lines. If seal impression smudges, re-seal if a sufficient area permits, otherwise complete a different acknowledgment form.
- Signature of the notary public must match the signature on file with the office of the county clerk.
  - ❖ Additional information is not required but could help to ensure this acknowledgment is not misused or attached to a different document.
  - ❖ Indicate title or type of attached document, number of pages and date.
  - ❖ Indicate the capacity claimed by the signer. If the claimed capacity is a corporate officer, indicate the title (i.e. CEO, CFO, Secretary).
- Securely attach this document to the signed document

2008 Version CAPA v12.10.07 800-873-9865 www.NotaryClasses.com